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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 16, 2000



                         COMMISSION FILE NUMBER: 0-27817




                               EDISON SCHOOLS INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                                                  13-3915075
(State or other juris-                                    (IRS Employer
diction of incorporation)                                 Identification Number)

                          521 FIFTH AVENUE, 15TH FLOOR
                               NEW YORK, NEW YORK
                                      10175
                     (Address of principal executive office)


                                 (212) 419-1600

              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On June 15, 2000, Edison Schools Inc. (the "Company") announced the new schools the Company expects to operate during the 2000-01 school year. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein.

On June 16, 2000, the Company announced the execution of a letter of intent with IBM. Copies of two press releases related to this transaction are attached hereto as Exhibit 99.2 and 99.3 and incorporated herein.

On June 16, 2000, the Company announced the filing of a registration statement on Form S-1 with the Securities and Exchange Commission concerning the Company's proposed public offering of class A common stock. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated herein.

The Company previously announced an agreement to manage all of the schools in the Inkster, Michigan School District. As part of the Company's initial entry into the whole-district market through the Inkster agreement, the Company expects to incur approximately $4.0 million of incremental pre-opening costs in fiscal 2001, primarily in the first quarter. These costs primarily relate to severance and other personnel obligations within the district, which the Company was required to assume in connection with the award of the contract.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

EXHIBIT
  NO.            DESCRIPTION

99.1             Press Release dated June 15, 2000

99.2             Press Release dated June 16, 2000

99.3             Press Release dated June 16, 2000

99.4             Press Release dated June 16, 2000


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EDISON SCHOOLS INC.



                                       By:    /s/ James L. Starr
                                              ---------------------------------
                                              James L. Starr
                                              Chief Financial Officer and
                                              Executive Vice President


Dated: June 16, 2000


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